UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2009
OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, California	94954

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (707) 782-0792
Not applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
On January 26, 2009, we entered into Purchase Agreements and a Revenue Sharing Agreement with VetCure Inc., a California corporation, (“VetCure”), our Director, Robert Burlingame, and an accredited investor, whereby VetCure and its affiliates agreed to make a $3 million investment in our Company in exchange for the exclusive rights to distribute and sell our Vetericyn Wound Care product for animals in the United States and an aggregate of 3 million shares of common stock with warrants. We intend to use the $3 million cash infusion as general working capital and to help accelerate our commercial activities in the United States, China, Europe, Mexico, India and select Middle East countries.
We entered into the following agreements:
Purchase Agreement with Robert Burlingame, a Director of the Company:
On January 26, 2009, we entered into a Purchase Agreement with Robert Burlingame (the “Burlingame Agreement”). Mr. Burlingame has served as a member of our Board of Directors since November 2006. Pursuant to the terms of the Burlingame Agreement, Mr. Burlingame agreed to make a $1 million investment in our Company, which will be paid in the following installments:
•	$167,000 on January 26, 2009;

•	$167,000 on March 2, 2009; and

•	$666,000 no later than August 1, 2009.
In exchange for his investment, we have agreed to issue to Mr. Burlingame a total of 796,813 shares of our common stock in three tranches, pro rata to the investment amounts paid by Mr. Burlingame on each date that Mr. Burlingame provides funds.
In addition, we agreed to issue to Mr. Burlingame Series A Warrants to purchase a total of 500,000 shares of common stock at an exercise price of $1.87 per share in three tranches pro rata to the investment amounts paid. The Series A Warrants are exercisable after six months and have a five-year term. The Series A Warrants also have a cashless feature in the event the shares of common stock underlying the Series A Warrants are not registered.
Purchase Agreement with Non-Affiliated Investor:
On January 26, 2009, we entered into a second Purchase Agreement with a non-affiliated accredited Investor (the “Non-Affiliate Agreement”). Pursuant to the terms of the Non-Affiliate Agreement, the Investor has agreed to make a $2 million investment in our Company, which will be paid in the following installments:
•	$333,000 on January 23, 2009;

•	$333,000 on March 2, 2009; and

•	$1,334,000 no later than August 1, 2009.
In exchange for this investment, we agreed to issue to the Investor a total of 1,769,912 shares of common stock in three tranches, pro rata to the investment amounts paid by the Investor on each date the Investor provides funds.
In addition, we agreed to issue to the Investor Series A Warrants to purchase a total of 1,000,000 shares of common stock at an exercise price of $1.87 per share in three tranches pro rata to the investment amounts paid. The Series A Warrants are exercisable after six months and have a five-year term. The Series A Warrants also have a cashless feature in the event the shares of common stock underlying the Series A Warrants are not registered.
We also agreed to issue to the Investor Series B Warrants to purchase an additional 2,000,000 shares of common stock at an exercise price of $1.13 per share in three tranches pro rata to the investment amounts paid by the Investor. The Series B Warrants are exercisable after six months and have a three-year term. In addition, for every two shares of common stock the Investor purchases upon exercise of a Series B Warrant, the Investor will receive an additional Series C Warrant to purchase one share of common stock. The Series C Warrant is exercisable after six months and will have an exercise price of $1.94 and a five-year term. We will only be obligated to issue Series C Warrants to purchase up to 1,000,000 shares of common stock.
Revenue Sharing Distribution Agreement with VetCure
On January 26, 2009, we entered into a Revenue Sharing Distribution Agreement (the “Distribution Agreement”) with VetCure, appointing them as the exclusive distributor of our Vetericyn Wound Care product for animals in the United States. Pursuant to the terms of the Distribution Agreement, VetCure may distribute Vetericyn Wound Care only to persons and entities located and taking delivery within the United States. The Distribution Agreement does not limit our marketing or distribution activities or our ability to appoint other dealers, distributors, licensees or agents outside of the United States. As the exclusive distributor of our Vetericyn Wound Care product in the United States, VetCure has agreed to use commercially reasonable efforts to successfully market Vetericyn Wound Care on a continuing basis. We agreed to issue to VetCure or its designees 433,275 shares of common stock within 10 business days of the execution of the Distribution Agreement.
With respect to the issuance of our securities as described in the agreements above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving a public offering. No advertising or general solicitation was employed in the offering of the securities. The securities were sold to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.
The above-descriptions of the Burlingame Agreement, Non-Affiliate Agreement and Distribution Agreement do not purport to be complete and each is qualified in its entirety by reference to the full text of those agreements filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this report and incorporated herein by reference.
This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-K and other reports we file with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.
Item 9.01. Financial Statements and Exhibits.

10.1	Purchase Agreement by and between Oculus Innovative Sciences, Inc. and Robert Burlingame, dated January 26, 2009 (filed herewith).

10.2	Purchase Agreement by and between Oculus Innovative Sciences, Inc. and Non-Affiliated Investors, dated January 26, 2009 (filed herewith).

10.3	Revenue Sharing Distribution Agreement by and between Oculus Innovative Sciences, Inc. and VetCure, Inc., dated January 26, 2009 (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc. (Registrant)

Date: January 29, 2009

/s/ Hojabr Alimi (Signature)
Name: Hojabr Alimi
Title: Chief Executive Officer